Phunware Issues Shareholder Letter and Corporate Update

CEO Dmitry Kroshka Provides Updates on Phunware 2.0, Including Recently Launched AI Concierge, Recently Announced Itinerary Planner, and its AI-Forward Development Process

Highlights Go-Forward Plan, Meaningful Milestones, and Growth Priorities

AUSTIN, Texas – October 29, 2026 – Phunware, Inc. (“Phunware” or the “Company”) (NASDAQ: PHUN), a provider of AI-enabled guest intelligence software to operators of hotels, resorts, and other large, complex properties, today issued a letter to shareholders from its Chief Executive Officer, Dmitry Kroshka.

Dear Phunware Shareholders,

My name is Dmitry Kroshka, and just over five months ago, I became CEO of Phunware. This is my first letter to you. I want to tell you plainly where we stand and where we are going, how we intend to get there, and how you can hold us accountable.

CEO Vision

Where we are going. We intend to complete the evolution of Phunware from a wayfinding and enterprise app developer to an AI enabled B2B intelligence platform capable of scale through our Phunware 2.0 strategy, starting with hospitality and healthcare customers. We gained the trust of major customers by installing IoT infrastructure for internal mapping and building world-class mobile applications across multiple properties. The groundwork has been laid. Now we will build on it.

Why we win. We give operators what they want most: the ability to reach guests in the moment, understand what guests are doing and want to do, and turn foot traffic into incremental revenue. Our technology is installed inside marquee brands' properties, and our contracts run for years. We are already on site, trusted, and seeing how and when guests move through a property in real time. Our Sales and Marketing efforts have established a robust pipeline of multi-property ownership groups who are eager to try our technology. This is a significant shift toward scaled, multi-property transactions, rather than single-property deals.

What we carry forward. Phunware was early to mobile. We have moved just as fast to AI, and are building it into our products, our user experience, and the way we run Phunware. AI is going to change how hospitality and healthcare companies engage with their guests, patients, residents, and visitors from end to end. Our customers need a partner with a real stake in the outcome to lead them through that change. We intend to be that partner.

What we own. Since going public, Phunware has been through several business cycles, and at times it has struggled. However, over the past year we assembled a team of new leaders and advisors around product, sales, and marketing, and we believe the right team is now in place to complete and deliver Phunware 2.0.

In this letter and in the months ahead, I'll lay out more details on our progress for Phunware 2.0 and share meaningful milestones. Thank you for your continued support.

My Background

I joined Phunware as an executive consultant in October 2025, bringing experience from previous travel and hospitality projects. In 2013, I ran a new omnichannel media business at Responsys, continuing that work at Oracle after it acquired Responsys. We combined first-party data with third-party intent signals and built one of the first platforms that enabled personalized, omnichannel loyalty marketing at scale.

Phunware presents a similar data opportunity. We already capture proprietary location-based data at marquee properties through beacons, GPS, and Wi-Fi. Connected to a property's marketing and technology stack, that data becomes an intent graph: a picture of what guests do and are doing, want and are likely to want, before they arrive, while they are on site, and after they leave the property. Few companies have the on-property infrastructure, software, AI expertise, and customer relationships to build and capitalize on this. Phunware does.

What We Are Building

Phunware 2.0 is the reset of Phunware from an enterprise mobile app development company to a data and intelligence platform company. At its core is our Guest Intelligence Platform. Our vision is simple:

We help the people who run complex physical properties understand what is happening on their properties, anticipate guests’ needs and preferences, and act on them.

For guests, patients, residents, and visitors, this means easier navigation, more relevant recommendations, getting help, and better access to services and experiences while they are on-property. For operators, it means capturing spend they would otherwise miss or fail to attribute properly, like a poolside cabana or a spa booking, reducing no-shows, and making more efficient use of staff time. For operations, marketing, and IT teams, it means location-based data, engagement data, robust analytics, and recommendations that work alongside the systems they already run.

Software companies learned long ago that customers who adopt more of a product get better outcomes. The same is true for a physical property: guests who use more of what a resort offers are happier and spend more time and money on-property.

Nearly every hospitality technology company is talking about AI, but most of the AI deployments we see today are transactional and built to push a sale rather than anticipate a need. By combining real-time location intelligence with guest behavior and engagement data, Phunware can deliver personalized recommendations when and where they are the most relevant to act in the moment. Every property to which we deploy Phunware modules adds various categories of data to an intent graph, and that proprietary dataset, with measurable impact, is our moat.

Since January we have:

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Launched AI Concierge, connected to our location-based Mobile Engagement hospitality solution.
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Announced Itinerary Planner in May and demonstrated it in June; it is in beta now.
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Announced a new operator console with revamped location-aware analytics and self-serve reporting, being demonstrated to prospective customers starting next week.
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Commenced building an AI recommendation engine and guest profile enrichment.

Each of these is a module and part of our full platform. North America has roughly 3,000 to 4,000 spatially complex resorts1, the market our original platform was built for. Because Itinerary Planner, Operator Console, AI Concierge, and Mobile Engagement now work on their own, we can deliver guest intelligence to almost any property, regardless of who built its app, website, or kiosk. That expands our hospitality market to roughly 30,000 to 40,000 3-star and above properties in the US alone.

Our technology stack and modular product build is designed to scale to other complex domains, including healthcare, where 90% of the technology is shared with our hospitality offering. Leveraging on the guest experience, our healthcare products today guide patients through complex hospital systems, like NY’s Mount Sinai and Virginia’s VHC Health. Our latest release is focusing on reducing late and missed appointments, which presents major opportunities to reduce revenue shrinkage. Our technology also takes advantage of multiple related data streams, such as traffic and weather patterns, to help inform our users. We are currently working to simplify and expand our integrations and relationship with a dominant healthcare records platform used by almost 50% of US hospitals, which will allow us to enable our technology inside their existing patient portals.

Achievements Year to Date

The Board backed us to move fast. Here is a snapshot of our achievements in 2026 so far:

Quarter	What we did	Why or the result
Q1	Launched AI Concierge	Out of beta at one of the largest resorts in the Caribbean.
	Began revamp of existing platform	Location-Aware-Analytics, anonymized tracking, accessibility for Healthcare, and 30+ other feature improvements.
	Reset marketing leadership	Brought in a new team that rebuilt content marketing, qualified lead generation, and reset our overall GTM strategy, resulting in 10x qualified lead flows over last year.

1 Wu, Chantal. "Resorts deliver strongest hotel room revenue gains across US location types." CoStar Analytics, July 10, 2026.

Quarter	What we did	Why or the result
	First AI Concierge results	Adoption at the customer launch property reached 70% of app users, and guest question volume was 40% above plan.
Q2	Enhanced executive leadership with Aaron Burcell, Michael Crooks, and Aaron Holloway as strategic advisors

Burcell is a former AI-forward Marketing and Operations executive, managing and accelerating our marketing; Crooks is a former data scientist and PwC Partner for Hospitality, building our channel strategy and advising on hospitality operations; Holloway is a former product leader in healthcare data, supporting our build-out of modular products with multi-ICP (Ideal Customer Profile, e.g., the specific prospects we’re targeting) applications.

	Engaged Build Something Product Group and Michael Cerdá to facilitate development and production of platform and products	Accelerated platform and product development, production, and strategy with experienced, AI-forward teams working alongside Phunware internal teams as combined unit.
Announced and demonstrated Itinerary Planner

Itinerary planner, in conjunction with Mobile Engagement and AI Concierge, allows guests to preplan their trip, makes suggestions for plans and when plans change, and captures guest preferences before and during their stay.

	Hired Brent McMahan, Senior Director of Sales; launched new conference program schedule with HITEC	McMahan brings 15+ years in hospitality tech sales. HITEC in San Antonio produced 150+ leads and 25 meetings.
Q3	Hired Nick Farrell, SVP of Sales; working on a major Healthcare portal integration (approval pending)	Farrell brings 20+ years in hospitality tech sales. Phunware is building the necessary foundation for a productive long-term Healthcare portal relationship.
	Rapid scaling of marketing qualified lead generation	Marketing & Sales facilitated nearly 300 leads and 50+ meetings since June 2026.
Announced Operator Console; began Itinerary Planner betas; AI Concierge expansion; kicked off new healthcare initiative

Operator Console is being demonstrated to prospects and customers in early November.

In conversations with four major flags and ownership groups for 2.0.

AI Concierge expanding to additional properties in Q4, now part of our modular offering.

Healthcare is being expanded to optimize appointment and check-in flows; beta arriving Q1.

Today, our experienced, combined leadership team runs product, marketing, sales, and revenue operations as an integrated unit, tracking performance at every stage of the funnel.

Our product teams are centralized under Michael Cerdá, who helped build Facebook's News Feed, Marcus by Goldman Sachs, Disney+, and Univision's streaming services. His BSPG team has scaled algorithmic products to more than a billion users and works with our internal teams to implement AI-forward development methods to everything we ship.

Our sales team is centralized under Nick Farrell, our new SVP of Sales. Nick brings 20 years of hospitality tech sales, and comes from IDEAS and EXPEDIA. Marketing is consolidated under Aaron Burcell, who has led marketing and operations teams at Silicon Valley startups and Goldman Sachs.

Where We Stand

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We have moved past wayfinding, and are in discussions with major flags for the 2.0 platform, with consumer-facing components delivered as modules within their existing system.
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We commenced implementation of increased pricing adjustments for our platform and products.
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We have momentum in healthcare as discussed above.
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We wound down our advertising business to keep focus on core Phunware 2.0.

How We Build

We have also changed how we build. This year we moved product and engineering to an AI-forward development process. Our teams now use AI tools at each stage of the work, with experienced engineers reviewing what ships. The effect shows in our pace. Itinerary Planner went from announcement in May to working demonstration in June and into beta at properties in September. The Operator Console, the AI recommendation engine, and guest profile enrichment are being built in the same way.

A different way of building calls for a different type of team. We reorganized our internal teams to match: smaller teams, fewer layers, and senior people who own a product from concept to release. Our teams work alongside Michael Cerdá and his BSPG team, which has a force multiplier effect for Phunware and adds senior product and engineering capacity as we need it.

For shareholders, the result is more and better product for each dollar we spend on development. We will keep matching the size and shape of the teams to the strategy and work.

Capital Allocation

Investment Approach. Phunware’s balance sheet is healthy, and we have ample liquidity and carry no debt. That gives us more freedom to invest in growth, and we intend to do it with discipline. Every dollar allocated to investment will be held to the same standard: it must accelerate scale and deliver revenue with our ideal customer profiles (ICPs), operators of large, complex properties in hospitality and healthcare. We view every dollar on our balance sheet as shareholder capital, and we deploy capital responsibly behind initiatives we believe will generate attractive risk-adjusted returns.

Priority One: Organic Growth. Organic growth comes first. That means building out the Phunware 2.0 platform and its modules as we complete our shift from mobile apps to a platform model, and strengthening sales and marketing as we move our go-to-market focus from individual properties to property ownership groups, hospitality flags, and healthcare systems. This strategic pivot requires us to retool and enhance our teams, but our growth plan does not call for a material increase in headcount.

Legacy Tech. We already paid for the wayfinding technology that anchors our competitive advantage in location-based services today. We will spread that investment across more customers, more sectors, and new revenue streams.

Our fixed cost base remains large relative to revenue, and we continue to operate at a loss. We expect to reverse this by focusing on revenue and scale, both organically and through strategic M&A.

Priority Two: Strategic M&A. Acquisitions come second, pursued selectively, and only where a deal gets Phunware 2.0 to market faster or better than we could accomplish on our own. We will evaluate each opportunity on whether:

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It serves our ICPs and extends or complements the platform or the products we sell.
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It accelerates revenue growth through cross-sell or upsell: our modules into its customers, or its products into ours.
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It helps our products scale, adding properties and data to the platform.
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It is one we can purchase, maintain, and grow responsibly.
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It is accretive to our bottom line.

We will pass on opportunities that do not meet these tests. When we commit capital to an acquisition, we will explain what we bought and how and why it fits within our Phunware 2.0 strategy. Capital allocation decisions are among the most important decisions management and the Board can make, and we will treat them that way.

Active Board Involvement

I want to recognize our Board of Directors for the considerable time, experience, and support they have brought to Phunware 2.0. Since I became CEO, the Board has been closely engaged in the work described in this letter, continuously reviewing, testing, and sharpening our strategy, and keeping us focused on building long-term value for shareholders.

Our Board will continue to play an active role as we move from planning to executing Phunware 2.0. Our directors bring deep operating experiences, financial and business acumen, investment and capital markets expertise, broad leadership networks, and perspectives across disciplines. All of this experience strengthens our ability to pursue the market opportunity, deliver on our product roadmap, and stay disciplined on the path ahead.

How We Will Communicate

On communications, our rules are simple: we will announce platform modules and functionalities and products when they are real. We build first, announce when we can demo, and launch commercially when customers are live. We will continue to be specific, consistent, and transparent with our communications to shareholders going forward.

Thank You

We are grateful to our shareholders for your patience and support; and we are grateful to our customers whose feedback and partnership shape everything we build. We welcome your engagement with Phunware.

While we are early and there is a lot left for Phunware to prove, we have a clear strategy, a team built to execute it, and early customer evidence that it works. I look forward to reporting our progress to you over the coming months.

Sincerely,

Dmitry Kroshka

Chief Executive Officer

About Phunware

Phunware, Inc. (NASDAQ: PHUN) is an enterprise software company specializing in mobile app solutions for hospitality, healthcare, and other large property related customers, with integrated intelligent capabilities. We provide businesses with the tools to create, implement, and manage custom mobile applications, analytics, and location-based services. Phunware is transforming mobile engagement by delivering scalable, personalized, and data-driven mobile app experiences.

Phunware’s mission is to achieve unparalleled connectivity and monetization through the widespread adoption of Phunware mobile technologies, leveraging brands, consumers, partners, and market participants. Phunware is poised to expand its software products and services audience through new generative AI products and product enhancements which are in development, utilize and monetize its patents and other intellectual property, and focus on serving its enterprise customers and partners.

For more information on Phunware, please visit www.phunware.com.

Safe Harbor / Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, our objectives for future operations, the development and commercial rollout of our Product 2.0 strategy and Guest Intelligence Platform, the performance and adoption of our AI Concierge, AI Itinerary Builder, and Location-Aware Data Layer capabilities, the expansion of our product offering into adjacent end markets, and the timing of upcoming investor and industry events, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” and similar expressions are intended to identify forward-looking statements.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. These forward-looking statements involve risks, uncertainties, and other assumptions that may cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the SEC. We undertake no obligation to update any forward-looking statements.

By their nature, forward-looking statements involve risks and uncertainties. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those expressed or implied by these forward-looking statements.

Investor Relations Contact:

Chris Tyson, Executive Vice President

MZ Group – MZ North America

949-491-8235

PHUN@mzgroup.us

www.mzgroup.us